UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): August 28, 2012

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10720 Sikes Place

Charlotte, North Carolina 28277

(Address of principal executive offices, including zip code)

(704) 815-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 3.03.	Material Modifications to Rights of Security Holders.

Amendments to the Rights Agreement. On August 28, 2012, the board of directors of MedCath Corporation (the “Company” or “MedCath”) approved, and the Company and American Stock Transfer & Trust Company, LLC, as rights agent, (the “Rights Agent”) entered into, Amendment No. 1 to the Rights Agreement (the “Amendment”) as described further under Item 8.01 below. Capitalized terms used but not defined herein shall have the meanings set forth in the Rights Agreement, dated June 15, 2011, between the Company and the Rights Agent.

Item 8.01	Other Events.

The Pre-Filing Liquidating Distribution. The Company’s board of directors has determined that the conditions outlined in the Company’s proxy statement (the “Proxy”) filed with the United States Securities and Exchange Commission (the “SEC”) on August 17, 2011, to make an additional liquidating distribution prior to the Filing (as defined below), have been met. Accordingly, on August 28, 2012, the Company’s board of directors approved a pre-Filing liquidating distribution (the “Pre-Filing Liquidating Distribution”) to the holders of the Company’s outstanding shares of common stock, par value $.01 (the “Common Stock”), of $6.33 per share. The Company’s board of directors set September 10, 2012 as the record date and September 21, 2012 as the payable date for the Pre-Filing Liquidating Distribution. In accordance with NASDAQ Marketplace Rules, the ex-dividend date for the Pre-Filing Liquidating Distribution will not be before or on the date the Filing is made.

The Certificate of Dissolution Filing. On August 28, 2012, the Company’s board of directors also approved filing the Company’s certificate of dissolution with the Secretary of State of the State of Delaware (the “Filing”) on September 21, 2012 in accordance with Section 275 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Plan of Dissolution of MedCath (the “Plan of Dissolution”). In accordance with the Company’s prior disclosures in the Proxy, this Form 8-K is being filed, in part, to provide at least 20 days advance notice to the Company’s stockholders of the date (September 21, 2012) that the Company intends to make the Filing.

Cessation of Trading on NASDAQ Global Select Market. Trading in the Common Stock on the NASDAQ Global Select Market will be suspended and cease after the regular market officially closes at 4 p.m. EDT on September 21, 2012. NASDAQ will file a Form 25 with the SEC to notify the SEC of its removal of the Common Stock from listing on the NASDAQ Global Select Market.

Closing of Stock Transfer Books. Upon the Filing, MedCath will close its stock transfer books and discontinue recording transfers of its Common Stock. After MedCath closes its stock transfer books, the Company will not record any further transfers of its Common Stock on its books except by will, intestate succession or operation of law. Therefore, shares of MedCath’s Common Stock will not be voluntarily transferable on its stock transfer books for transfers made after the Filing. All Post-Filing Distributions (as defined below) will be made to the Company’s stockholders of record as of the Filing (the “Dissolution Record Date”) on a pro rata basis.

The Holdback. The Company’s net assets in liquidation at June 30, 2012 under generally accepted accounting principles in the United States (“GAAP”) as reported on the Company’s Consolidated Statements of Net Assets in Liquidation in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012 (the “Third Quarter 10-Q”), which the Company’s board of directors relied upon in part in approving the Pre-Filing Liquidating Distribution, does not take into consideration any estimated range of potential unknown contingencies. However, based on prior history, the Company expects to incur contingencies during the wind-down period following the Filing that the Company cannot estimate in accordance with GAAP at this time. To provide a source of funds for payment of any such contingencies, the board of directors has determined, in connection with its approval of the Pre-Filing Liquidating Distribution, to hold back $48.0 million in cash, or $2.36 per common share, (the “Holdback”).

The Holdback will be used post-Filing during the wind-down period and in accordance with the DGCL to satisfy all of the Company’s contingent liabilities, including without limitation (i) any liabilities, the amount of which is currently unknown, arising out of the implantable cardioverter defribrillator (“ICD”) investigation by the Department of Justice (“DOJ”) described in Note 6 of the Notes to Unaudited Consolidated Financial Statements included in the Third Quarter 10-Q, which description is incorporated herein by reference, (ii) other currently unknown or unanticipated liabilities due to the government for unknown reimbursement claims, such as recovery audits (“RAC” audits), cost report settlements, and any other unknown contingent liabilities that may arise during the normal course of operations during the wind-down period, including legal claims and governmental investigations, as previously disclosed, and (iii) a reserve the board of directors has determined to be necessary or appropriate under the DGCL with respect to additional liabilities that may arise or be identified after the Filing. The Holdback is not intended to satisfy the Company’s recorded wind-down liabilities of approximately $23.8 million that have already been reflected on the Company’s Consolidated Statements of Net Assets in Liquidation as of June 30, 2012 included in the Company’s Third Quarter 10-Q.

In setting the amount of the Holdback, the board of directors did not take into consideration any potential tax benefits that may be realized by the Company during the wind-down period. These potential tax benefits include, but are not limited to, $8.0 million, or $0.39 per common share, realizable upon the timely recognition of certain losses, if there has not been a previous “ownership change” as defined in Section 382 of the Internal Revenue Code, as amended (the “Code”). On June 13, 2011, the Company entered into the Rights Agreement seeking to preserve for the Company’s stockholders the value or availability of certain of the Company’s tax attributes. The Rights Agreement was amended on August 28, 2012 to (i) provide the Company’s board of directors the authority, in its sole and absolute discretion, to exempt any Person from being deemed an Acquiring Person under the Rights Agreement, (ii) permit the Company’s board of directors, in its sole and absolute discretion, to terminate the Rights Agreement and all of the Rights established thereunder at any time, and (iii) eliminate certain potential notice requirements under the Rights Agreement in connection with the dissolution of the Company. Should there nonetheless be an “ownership change” as defined in Section 382 of the Code, the expected refund of income taxes to the Company could be substantially reduced and the Company may lose the right to deduct losses incurred after the Filing that pertain to events that existed prior to the Filing (“Built-in-losses”), which losses could be significant. Built-in-losses would include any or all losses incurred in resolving the potential unknown contingencies underlying the Holdback.

Cautionary Information About Forward-Looking Statements. All statements relating to the Holdback and any potential tax benefits that may be realized by the Company during the wind-down period are forward-looking statements. The amount of the Holdback could be more or less than the amount necessary to resolve all of the Company’s contingencies if one or more of the underlying assumptions or expectations the board used in setting the Holdback proves to be inaccurate. Certain important factors, risks and uncertainties that could cause the actual amount of the Company’s potential unknown contingencies to differ materially from the Holdback are described herein or in the risk factors included in the Proxy and the Company’s Annual Report on Form 10-K for the year ended September 30, 2011 as amended, filed with the SEC on December 14, 2011. The forward-looking statements included in this report speak only as of the date of this report or the date they were otherwise made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Post-Filing Liquidating Distributions. After the Company has satisfied or made reasonable provision for all of its liabilities in accordance with the Company’s Plan of Dissolution and the DGCL, any remaining assets of the Company (including any unused portion of the Holdback or potential tax benefits realized by the Company) will be distributed to stockholders of record as of the Dissolution Record Date on a pro rata basis in one or more post-Filing liquidating distributions (the “Post-Filing Liquidating Distributions”). The actual amount and timing of such Post-Filing Liquidating Distributions, if any, will be dependent, however, upon numerous future events involving uncertainty, including, but not limited to, the amount of potential tax benefits, if any, that may be realized by the Company, the resolution of all contingencies, including, but not limited to, the DOJ’s ICD investigation, the ultimate settlement amounts of the Company’s liabilities and obligations, and the actual costs the Company incurs in connection with carrying out the Plan of Dissolution, including administrative costs during the wind-down period. The actual amount of net assets remaining that are available for any Post-Filing Liquidating Distributions to stockholders following the satisfaction of the Company’s obligations may be materially less per share than investors are currently anticipating based on the Company’s net assets available for distribution reflected on the Company’s Consolidated Statements of Net Assets in Liquidation as of June 30, 2012 included in the Company’s Third Quarter 10-Q filed with the SEC on August 9, 2012.

Creditors of the Company Could Assert Claims Against the Company or its Stockholders. If the Holdback and any other remaining assets of the Company are insufficient to satisfy the Company’s liabilities after the Pre-Filing Distribution and the Filing are made, creditors of the Company could assert claims against the Company seeking to prevent further distributions or against the Company’s stockholders to the extent of distributions previously received by them.

If a court holds at any time that the Company has failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the Holdback and any other available assets of the Company, MedCath’s creditors could seek an injunction against the making of any Post-Filing Liquidating Distributions to the Company’s stockholders. Any such action could delay or substantially diminish the amount of Post-Filing Liquidating Distributions, if any, to the holders of the Common Stock as of the Dissolution Record Date.

If the Holdback and any other remaining assets of the Company are not adequate for payment of the Company’s expenses and liabilities, creditors could also assert claims against each stockholder previously receiving a Post-Filing Liquidating Distribution for the payment of any shortfall, up to the amounts previously received by the stockholder in Post-Filing Distributions from the Company.

Relief from SEC Reporting Requirements. Because it no longer has any significant business operations and in order to curtail expenses, the Company intends, after the Filing is made, to seek relief from the SEC from the periodic reporting requirements it is currently subject to under the Securities Exchange Act of 1934. If the SEC grants such relief, the Company will post on the Company’s website any material developments with respect to any significant transactions for disposing of the Company’s remaining assets, any significant developments in claims, litigation, the DOJ’s ICD investigation or any Post-Filing Liquidating Distributions to the Company’s stockholders, as well as any other future events occurring that could materially impact the timing or amount of any Post-Filing Liquidating Distributions to the stockholders until such time as the Company’s net assets have been distributed or substantially exhausted. In addition, the Company will post on the Company’s website a Statement of Net Assets and a Statement of Changes in Net Assets along with management’s discussion of those changes on a periodic basis.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1	Amendment No. 1 to Rights Agreement dated August 28, 2012

Exhibit 99.1	Press Release dated August 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: August 28, 2012	By:	/s/ Lora Ramsey
Lora Ramsey
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 4.1	Amendment No. 1 to Rights Agreement Dated August 28, 2012

Exhibit 99.1	Press Release Dated August 28, 2012